COMMON STOCK PURCHASE AGREEMENT

This **COMMON STOCK PURCHASE AGREEMENT** (the "**Agreement**"), made this 24th day of February 2017, by and among **MALCOLM HARGRAVE** (the "**Sellers' Representative**"), individually and on behalf of the other Selling Shareholders listed on **Exhibit A** hereto (the "**Sellers**") and **OMEGA COMMERCIAL FINANCE CORP.**, a Wyoming corporation (the "**Purchaser**"). The Sellers and the Purchaser may be referred to herein singularly as a "**Party**" and collectively, as the "**Parties**".

RECITALS

WHEREAS. the Parties wish to enter into this Agreement to set forth the terms and conditions upon which the Sellers will sell Thirty Five Million Five Hundred Fifty Thousand (35,550,000) shares of common stock (the "**Shares**"), of Gogo Baby, Inc., a Delaware corporation (the "**Company**"), owned of record and beneficially by the Sellers in the amounts set forth beside their respective names on **Exhibit A** hereto, to the Purchaser and the Purchaser will purchase the Shares from the Sellers; and

WHEREAS, the Parties have appointed J. M. Walker & Associates, Attorneys At Law, to act as the Escrow Agent (the "**Escrow Agent**") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares hereunder and all documents, stock certificates and corporate records of the Company to be delivered by the Sellers and the Company to the Purchaser hereunder (collectively, "**Documents**"), in the Jody M. Walker COLTAF Trust Account, (the "**Escrow Account**") unless other arrangements are agreed to by the Parties; and

WHEREAS, the Parties have entered into an escrow agreement of even date herewith (the "**Escrow Agreement**") to effect the foregoing.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.01 Sale. Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Shares, and the Purchaser shall purchase the Shares, for a total of Two Hundred Ninety Five Thousand Dollars ($295,000.00) (the "**Purchase Price**"). This is a private transaction between the Sellers and Purchaser.

1.02 Escrow Agent. Pursuant to the Escrow Agreement the Parties have appointed the Escrow Agent as to the distribution of the Purchase Price received for the sale of the Shares and distribution of the Documents to be held in the Escrow Account.

1.03 Deposit; Due Diligence.

(a) Upon execution of this Agreement, the Purchaser shall make, by wire transfer, a deposit (the "**Deposit**") in the amount of Forty Five Thousand Dollars

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($45,000.00), to the Escrow Account on or before February 26, 2017, for the Shares being sold by the Sellers. The Deposit shall become non-refundable after ten (10) days from the signing of this Agreement. The amount deposited will be held in the Escrow Account until Closing (as hereinafter defined) of this Agreement) or until otherwise released as provided in this Agreement.

(b) The Deposit shall be fully refundable for a period of ten (10) days from the signing of this Agreement for any reason or no reason (the **"Due Diligence Period"**). After the Due Diligence Period, the Deposit will be non-refundable unless the Sellers fail to fulfill any of their obligations under this Agreement. In addition, if after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser discovers something of significance with respect to the Sellers or the Company that is not previously disclosed herein and that changes the structure and intent of this Agreement and the transaction contemplated hereby, the Purchaser will notify the Sellers of the such by written notice given in to the addresses and in the manner provided in **Section 6.08** of this Agreement and request refund of the Deposit. The Sellers shall have ten (10) days after receiving any such notice to correct the discrepancy, to the extent correctable, to the reasonable satisfaction of the Purchaser or the Deposit will be refunded to the Purchaser by the Escrow Agent.

The account wire instructions for the Deposit herein and payment pursuant to **Sections 1.04** and **3.01(b) (i)** are as follows:

First Bank of Colorado
Englewood, Colorado 80155
800-964-3444
ABA Routing #107005047
SWIFT code: FBCRUS51

FOR THE ACCOUNT OF:
Jody M. Walker COLTAF Trust Account
7841 South Garfield Way
Centennial, Colorado 80122
Account # # 419-123-1973

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, the Sellers will make available by Google Drive or Drop Box, or by email, for review by the Purchaser, the Documents, any and all other documents and records of the Company and all other information regarding the Sellers or the Company which the Purchaser requests.

The Purchaser will the provide Sellers with the information as requested by the Sellers concerning the Purchaser, including information on its proposed director nominees.

1.04 <u>Balance of Purchase Price; the Closing; Termination prior to Closing</u>.

(a) It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before March 3, 2017 and that the closing of the sale and purchase of the Shares (the **"Closing"**) will take place contemporaneous with

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such payment. It is agreed that all of the Shares and the Documents shall remain in the Escrow Account until the full Purchase Price of $295,000.00 has been paid into Escrow, whereupon the Closing shall take place and the Documents shall be disbursed to the Purchaser and the Purchase Price shall be shall be disbursed as per instructions of the Sellers' Representative.

(b) In addition to the termination provision set forth in **Section 1.03(b)** above, this Agreement may be terminated prior to the Closing (i) unilaterally by the Sellers if: (A) the balance of the Purchase Price for the Shares is not paid in full on or before March 3, 2017, unless an extension of time is agreed to in writing by both parties; or (b) the Purchaser has failed to comply with all material terms of this Agreement; and (ii) unilaterally by the Purchaser if the Sellers have failed to comply with all material terms of this Agreement. Upon termination of this Agreement pursuant to **clause (i)** above, all consideration paid by the Purchaser and the Documents shall be delivered to Sellers in accordance with the terms of the Escrow Agreement. Upon termination of this Agreement pursuant to clause (ii) above, all consideration paid by the Purchaser shall be delivered to the Purchaser and all Documents shall be delivered to the Sellers in accordance with the terms of the Escrow Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTSOF THE SELLERS

The Sellers, jointly and severally, represent and warrant to and covenant with the Purchaser that as of the date of this Agreement as of the date of the Closing:

2.01 Organization. The Company is a Delaware corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Delaware and elsewhere (if required). All actions taken by the incorporators, directors and/or stockholders of the Company have been valid and in accordance with the laws of the state of Delaware.

2.02 SEC Reporting Status/OTCPink Quotation/DTC Eligibility.

(a) The Company is a voluntary reporting company and is required to file periodic reports with the Securities Exchange Commission (the "**SEC**") pursuant to the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"). The Company is not and has never been a "**shell**" company (as such term is defined in Rule 12b-2 under the Exchange Act).

(b) The Company's common stock is included for quotation on the OTC Pink tier of the over-the counter market maintained by OTC Markets Group, Inc.

(c) The Company's common stock is not DTC-eligible to the best of knowledge of the Sellers, DTC has not taken, and will not take action to impose directly and/or indirectly a "**chill**" or other restrictions on the common stock.

material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and the Securities Act of 1933, as amended (the "**Securities Act**") and the rules and regulations promulgated thereunder as to the Company's Registration Statement on Form S-1 (file number 333-198772), declared effective by the SEC on May 8, 2015 and the prospectus forming a part thereof (the "**Registration Statement**"). As of their respective filing and effective dates, as applicable, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.07 Liabilities. Except as set forth in the Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the "**Form 10-Q**",) the Company has no liabilities (contingent or otherwise). Notwithstanding the foregoing, the Company shall not, as of the Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at the Closing unless agreed to by the Parties in writing.

2.08 Litigation. To the Best of knowledge of the Sellers, neither the Sellers nor the Company is a party to any direct and/or indirect litigation, arbitration and/or other proceedings and the Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Sellers and/or the Company or any of their respective assets, including without limitation, in the case of the Sellers, the Shares. There is no dispute of any kind between the Sellers and/or the Company and any third party. Neither the Sellers nor the Company is party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Sellers and/or the Company. Neither the Sellers nor the Company is party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09 Tax Returns. The Company has filed all state and federal tax returns required to be filed by it through the date hereof. As of Closing, there shall be no taxes of any kind due or owing.

2.10 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Sellers and the performance by the Sellers of their obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Sellers, the Company or the directors and officers of the Company are a party, or by which they or their respective assets may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Sellers and/or the Company to be liable to any third party; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Shares.

2.11 Contracts, Leases and Assets. The Company is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to and assumed by another party and the Company has been released from its obligations thereunder) other than its the contract with the Transfer Agent, except as described in the SEC Documents filed with the SEC or

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as disclosed on **Schedule 2.11** attached hereto. No person holds a power of attorney from the Company or any of the Sellers.

2.12 Compliance with Laws. The Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation. The Company has complied with all federal and applicable state securities laws in connection with the offer, sale and distribution of its securities. The Shares being sold by the Sellers to the Purchaser hereunder are being sold in a private transaction between the Sellers and the Purchaser exempt from the registration requirements of the Securities Act by reason of the so-called "**Section 4(a) (1-1/2) exemption**" under of the Securities Act.

2.13 Conduct of Business. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (a) sell, pledge, or assign any assets; (b) amend its Certificate of Incorporation or Bylaws; (c) declare dividends, redeem or sell stock or other securities; (d) incur any liabilities, except in the normal course of business, which liabilities will be satisfied at or prior to Closing; (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party; (f) enter into any other transaction; or (g) enter into an agreement to do any of the foregoing.

2.14 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted on or before the Closing:

(a) Certificate of Incorporation and all amendments thereto;

(b) Bylaws and all amendments thereto;

(c) Minutes and Consents of the board of directors;

(d) Minutes and Consents of shareholders;

(e) List of directors and officers;

(f) Certificate of Good Standing from the Secretary of State of Delaware;

(g) Current Shareholder list from the Transfer Agent; and

(h) Copies of the Company's agreements with its transfer agent, auditor and Edgar filing agent if, in each case, the terms of such agreement require the Company to pay any amount if it elects to terminate such agreement.

All minutes, consents or other documents pertaining to the Company to be delivered at or before the Closing pursuant to this **Section 2.14** shall be valid and in accordance with the laws of Delaware.

2.15 Title. The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement, and upon payment of the Purchase Price therefor, Purchaser will receive good and marketable title to the Shares subject only to such liens thereon as may be created by Purchaser. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions

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on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.16 Transfer of Shares.

(a) The Sellers will have the responsibility for sending all certificates representing the shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees or Power of Attorney acceptable to the Transfer Agent, to the Escrow Agent for delivery to the Purchaser at Closing.

(b) The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Company to have the certificates transferred into its name the Purchaser shall be responsible for all costs involved in such transfers. Notwithstanding the foregoing, the Sellers shall cooperate in furnishing the Purchaser with any additional information or documents required by the Transfer Agent to effect such transfer.

ARTICLE III
CLOSING DELIVERIES

3.01 Closing Deliveries. At least 48 hours prior to Closing (or such shorter period as may be agreed to by the Parties in writing), the Parties shall have made the following deliveries to the Escrow Agent:

(a) By the Sellers:

(i) The documents set forth in Section 2.14 of this Agreement;

(ii) stock certificate or certificates, along with stock powers with signature guarantee acceptable to the Transfer Agent, representing the Shares, endorsed in the name of Purchaser or left blank, and such corporate authorizations as may be required,

(ii) the resignation of all officers of the Company unless agreed to otherwise by all parties in writing;

(iii) the resignations of directors of the Company and the appointment of a new directors as designated by the Purchaser;

(iv) a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, when filed with the SEC; However, it is agreed that the 10K will be timely filed and done so prior to March 30, 2017.

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(v) true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of stockholder and directors meetings or consents, financial statements, stockholder listings, stock transfer records, agreements and contracts that exist; and

(vi) such other documents and records of the Company as may be reasonably required by Purchaser.

(b) By the Purchaser:

(i) wire transfer to the Escrow Agent of $250,000.00, representing the balance of the payment for the Purchase Price for the Shares.

ARTICLE IV
INVESTMENT REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser represents and warrants to and covenants with the Sellers as follows:

4.01 Transfer Restrictions. The Purchaser agrees that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (a "Transfer") only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Securities Act.

4.02 Investment Intent. The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

4.03 No Advertisement. The Purchaser acknowledges that the Shares have been offered to the Purchaser in direct communication between the Purchaser and the Sellers, and not through any advertisement of any kind.

4.04 Knowledge and Experience. The Purchaser acknowledges it has been encouraged to seek its own legal and financial counsel to assist in evaluating this purchase. The Purchaser acknowledges that the Sellers have given the Purchaser and its attorneys and advisors access to all information relating to the Company's business that the Purchaser has requested. The Purchaser acknowledges that it has sufficient business and financial experience and knowledge concerning the affairs and conditions of the Company in order to make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of such purchase.

4.05 Restrictions on Transferability.

(a) The Purchaser is aware of the restrictions on transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THESE SECURITIES HAV NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS

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AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(a) (1) AND 4(a) (2) AND/OR REGULATION D UNDER THE SECURITIES ACT. AS SUCH, THE PURCHASE OF THESE SECURITIES WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION THEREOF. THEREFORE, ANY SUBSEQUENT TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

(c) Neither the Company nor the Sellers have filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the Shares or any other securities of the Company, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.07 Future Business of the Company. The Purchaser represents that after the Closing, the Purchaser will either carry on the existing business of the Company or enter into a new business. After the Closing, the Purchaser covenants not to manipulate or participate in a manipulating the Share price of the Company in a "pump and dump" scheme.

4.08 Current Report on Form 8-K. Following the Closing, the Company shall timely file and the Purchaser shall cause the Company to timely file a Current Report on Form 8-K with the SEC, disclosing the acquisition of the Shares by the Purchaser, the change of control of the Company, all changes to the board of directors and officers of the Company and all such additional disclosure as is required on such report pursuant to the SEC's rules and regulations.

4.09 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of a crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

ARTICLE V
INDEMNIFICATION

5.03 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (a) any material breach of this Agreement by them or any material misrepresentation contained herein; or (b) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

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5.04 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

5.05 Survival. All representations and warranties of the Parties made hereunder shall be true as of the date of Closing and shall survive the Closing.

ARTICLE VI
MISCELLANEOUS

6.01 Captions and Headings. The Article, Section and Subsection headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 Amendments Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 No Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (a) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (b) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.05 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .PDF or other electronic signatures will be acceptable to all parties.

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6.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing, shall be (a) sent by personal delivery or recognized overnight courier; (b) effective upon receipt; and (c) transmitted to the Parties at the following addresses:

If to the Sellers:

Malcolm Hargrave
5745 Kearny Villa Road #102
San Diego, California 92123
Phone: 838.492.1288

If to the Purchaser:

Jon S. Cummings IV
Omega Commercial Finance Corp
501 Brickell Key Drive Suite 104
Miami, FL 33131
Phone: 305.537.9660

Any Party may change its address by notice given to the other Party or Parties pursuant to the terms of this **Section 6.08**.

6.09 Binding Effect. This Agreement shall inure to and be binding upon the Parties and their respective (as applicable) heirs, executors, personal representatives, successors and assigns.

6.10 Mutual Cooperation. The Parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.11 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.12 Exclusive Jurisdiction and Venue. The Parties hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in Miami-Dade County, Florida. By execution hereof, the Parties hereby consent and irrevocably submit to the *in personam* jurisdiction of the federal and state courts located in the Miami-Dade County, Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail, return receipt requested, with the same full force and effect as if personally served upon them. The Parties expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of *in personam* jurisdiction with respect thereto.

6.13 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to interpret, enforce or otherwise arising from this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the non-prevailing Party its costs of suit, including reasonable attorneys' fees and costs, at both the trial and appellate levels.

[*SIGNATURE PAGE FOLLOWS*]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

THE SELLERS:

____
Malcolm Hargrave, individually, and as the Sellers' Representative

THE PURCHASER:

OMEGA COMMERCIAL FINANCE CORP.

By: _______________________________
Name: Todd C. Buxton, CEO
Title: CEO

EXHIBIT A

SELLING STOCKHOLDERS

Name	Number of Shares
Malcolm Hargrove	35,000,000
DTH International Corporation	500,000
Lisa Foster	50,000
TOTAL	35,550,000

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SCHEDULE 2.11

CONTRACTS, LEASES AND ASSETS

ESCROW AGREEMENT

This Escrow Agreement (the "Escrow Agreement") is made and entered into this 24 day of February 2017, by and among Malcom Hargrave (the "Sellers' Representative"), individually and on behalf of the sellers of common stock of Gogo Baby, Inc., a Delaware corporation (the "Company") set forth on Exhibit A attached hereto (the "Sellers"), Omega Commercial Finance Corp., a Wyoming corporation (the "Purchaser") and J. M. Walker & Associates, Attorneys At Law, 7841 Garfield Way, Centennial, CO. 80122, who is acting as the Escrow Agent for this transaction (the "Escrow Agent").

WITNESSETH

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WHEREAS:

A. Pursuant to a Common Stock Purchase Agreement of even date herewith (the "SPA") by and between the Sellers and the Purchaser, the Sellers are selling a total of Thirty Five Million Five Hundred Fifty Thousand (35,550,000) shares of common stock of the Company (the "Shares") to the Purchaser for a total purchase price of Two Hundred Ninety Five Thousand Dollars ($295,000.00) (the "Total Purchase Price").

B. Pursuant to the SPA, the parties have agreed to establish an escrow for the payment of the Total Purchase Price the Purchaser, including the Deposit (as defined in the SPA) and the delivery of the Documents (as defined in the SPA) by the Sellers to the Purchaser.

C. The Sellers and the Purchaser desire that J. M. Walker & Associates, Attorneys At Law, serve as the escrow agent (the "Escrow Agent") in connection with the transactions contemplated by the SPA.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1. Deposit. It is understood that pursuant to the SPA, a deposit in the amount of Forty Five Thousand Dollars ($45,000.00) (the "Deposit") has been or will be wired on or before February 27, 2017, to Jody M. Walker COLTAF Trust Account (the "Escrow Account") as a deposit on the Total Purchase Price for the sale of the Shares and will be held in the Escrow Account until Closing (as hereinafter in the SPA) or until otherwise released as provided in this Agreement. It is further agreed that the Deposit shall become non-refundable after ten (10) days from the signing of the SPA, unless the Purchaser has previously requested the return of the Deposit. The Deposit shall remain in the Escrow Account after it becomes non-refundable until Closing, and, if the Closing does not take place on or before March 3, 2017 (or such later date as may be agreed to by the Sellers and the Purchaser in writing), the Deposit shall be immediately distributed to the Sellers, unless other agreements are made in writing and agreed to by all parties.

Notwithstanding the above, Purchaser may demand the return of the entire amount of the Deposit by e-mail and fax addresses solely to the Escrow Agent at any time prior to the Deposit becoming non-refundable Thereafter, the non-refundable Deposit will be fully refundable to the Purchaser for reasonable and customary failures of closure on the part of the Seller as more fully

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provided in the SPA or paid to Seller due to the failure of Purchaser to pay the balance of the Total Purchase Price.

2. Balance of the Total Purchase Price: Deposit of Documents. It is agreed that (a the balance of the Total Purchase Price will be wire transferred by the Purchaser to the Escrow Account and (b) the Sellers will deposit the Documents (as defined in the SPA), on or before March 3, 2017, and that the Closing (as defined in the SPA) will take place contemporaneous with the fulfillment of the foregoing conditions. It is agreed that all of the funds and Documents shall remain in the Escrow Account until all the Documents and the Total Purchase Price have been deposited into the into the Escrow Account, whereupon the Closing shall take place and the Documents shall be disbursed to the Purchaser and the Purchase Price shall be shall be disbursed as per instructions of the Sellers' Representative..

3. Escrow Fees. At Closing, an amount of $750.00 will be withheld from the amounts to be disbursed pursuant to the instructions of the Sellers' Representative as provided above as payment of the escrow fee (the "Escrow Fee"). In the event that the Deposit is refunded by the Escrow Agent before Closing, the Escrow Fee of $750.00 may be withheld from the Deposit returned to the Purchaser. In the event that the Deposit is distributed by the Escrow Agent to the Sellers before Closing, the Escrow Fee of $750.00 may be withheld from the Deposit distributed to the Sellers.

4. Review of Documents. The Sellers will make available at the office of the Escrow Agent, unless other arrangements are made to the satisfaction of all parties, such as drop box or Google Drive, for review and inspection by the Purchaser or its representatives, copies of all documents listed or described Sections 1.03 and 2.14 of the SPA.

5. The Closing. The Escrow Agent is hereby instructed to receive and hold the Deposit, the balance of the Total Purchase Price and the Documents in the Escrow Account until the Closing, unless timely return of the Deposit is demanded by the Purchaser. The Closing shall take place at the time and in accordance with the terms and conditions set forth in Section 1 of this Agreement, but no later than March 3, 2017.

Upon the Closing, the Documents will be forwarded by overnight delivery by the Escrow Agent, unless other arrangements are made satisfactory to all parties, to the Purchaser at the address specified in Section 8 of this Agreement, or as otherwise may be agreed by the parties. The Total Purchase Price for the Shares deposited in the Escrow Account, less the Escrow Fee, will be distributed as per instructions of the Sellers' Representative.

The Closing will take place at the office of the Escrow Agent, and any communication between the parties can be by telephone, fax or email and the signing of any documents can be done by fax or email. It will not be necessary for any party to be present at the closing so long as all parties have agreed in writing to the Closing. The Total Purchase Price and Documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, until the Closing, at which time all Documents will be delivered to Purchaser and the Total Purchase Price, less the Escrow Fee, will be distributed as per instructions of the Sellers' Representative.

6. Escrow Agent. The Escrow Agent shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

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The Sellers and the Purchaser understand and agree that the Escrow Agent is not a principal, participant, or beneficiary of the underlying transactions that necessitate this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions, of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature.

The Escrow Agent does not have any responsibility to review the Documents that shall be held in the Escrow Account for accuracy or completeness. The Sellers shall have full responsibility to assure that all the Documents are delivered to the Escrow Agent, and the Purchaser shall have the full responsibility to review the Documents for completeness and accuracy.

The Escrow Agent shall not be obligated to take any legal actions hereunder which might, in the Escrow Agent's judgment, involve any expense or liability, unless the Escrow Agent has been furnished with reasonable indemnity.

The Escrow Agent is not bound in any way by any other contract or agreement between the parties hereto whether or not the Escrow Agent has knowledge thereof of its terms and conditions and the Escrow Agent's only duty, liability and responsibility shall be to hold and deal with the Funds and Certificates as herein directed.

The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supercession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if her duties as Escrow Agent hereunder are affected thereby, unless she shall have given prior written consent thereto. The Sellers and the Purchaser can appoint a new escrow Agent with the consent of the Escrow Agent.

The parties hereto jointly and severally agree to indemnify the Escrow Agent against, and hold the Escrow Agent harmless from anything which the Escrow Agent may do or refrain from doing in connection with his performance or nonperformance as Escrow Agent under this Escrow Agreement and any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Agent in performance of or pursuant to this Escrow Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence.

In the event that prior to Closing, a disagreement arises between the Sellers and the Purchasers, or either of them, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Documents or the Deposit, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

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(a) the rights of Sellers and Purchaser shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Agent shall have been notified thereof in writing signed by all the parties.

Should Escrow Agent become involved in litigation or arbitration in any manner whatsoever on account of this Escrow Agreement or the Documents and/or the Total Purchase Price, the parties hereto (other than Escrow Agent), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of the Sellers and the Purchaser.

The Escrow Agent may resign as Escrow Agent hereunder by giving written notice to the Seller and the Purchaser. The resignation of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Escrow Agreement, thirty (30) days following the date that notice of resignation was given.

6. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by recognized overnight courier duly addressed to the recipient, postage prepaid, or by prepaid telegram and, in the case of a demand by the Purchaser for a return of the Deposit prior to the Deposit becoming non-refundable, by email from counsel to the Purchaser to the Escrow Agent, addressed as follows:

If to the Sellers:

Malcolm Hargrave
5745 Kearny Villa Road #102
San Diego, California 92123
Phone – 838-492-1288
Email: __________

If to the Purchaser:

Jon S. Cummings IV
Omega Commercial Finance Corp
501 Brickell Key Drive Suite 104
Miami, FL 33131
Phone: 305-537-9660
Email: jcummings@omegapublic.com

If to the Escrow Agent, to:

J. M. Walker & Associates, Attorneys At Law
Attn: Jody M. Walker
7841 S. Garfield Way
Centennial, CO 80122
Phone: (303) 850-7637
Fax: (303) 482-2731
Email: jmwlkr85@gmail.com

or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or faxed.

8. Construction. This Escrow Agreement shall be construed according to the laws of Colorado and the parties submit themselves to the exclusive jurisdiction of the Courts of Colorado in the event of any dispute.

9. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile and email copies may act as originals.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

THE SELLERS:

____

Malcolm Hargrave, individually, and as the Sellers' Representative

THE PURCHASER:

OMEGA COMMERCIAL FINANCE CORP.

By: ____

Name: Todd C Buxton

Title: CEO

THE ESCROW AGENT:

J. M WALKER & ASSOCIATES, ATTORNEYS AT LAW

By: ____

Jody M. Walker, Esq.

EXHIBIT A

THE SELLERS

Name	Number of Shares
Malcolm Hargrove	35,000,000
DTH International Corporation	500,000
Lisa Foster	50,000
TOTAL	35,550,000

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